October 29, 2010

Press Release

Source: Farmers National Banc Corp.

John S. Gulas, President and CEO

20 South Broad Street P.O. Box 555

Canfield, OH 44406

330.533.3341

330.533.0451 (FAX)

Email: exec@fnbcanfield.com

FARMERS NATIONAL BANC CORP. REPORTS RESULTS FOR THIRD QUARTER 2010

CONTINUED STRONG REVENUE GROWTH:

•	Net income was $2.9 million or $0.21 per diluted share compared to $0.12 for the third quarter of 2009.

•	Pre-tax, pre-provision income increased 24% from the third quarter of 2009, excluding gains on sales of securities.

•	Net Interest Income and other income increased 14% and 42%, respectively, from the third quarter of 2009.

•	Farmers Trust Company contributed $3.7 million to non-interest income during the first nine months of 2010, a 61% increase when compared to $2.3 million for the same period in 2009.

•	Efficiency ratio improved to 63% for the nine months ended September 30, 2010, compared to 67% for the same period in 2009, excluding gains on sales of securities.

GROWTH IN TANGIBLE BOOK VAULE PER SHARE AND STONG CAPITAL LEVELS:

•	Tangible book value increased 11.4% to $6.17 per share

•	Tangible common equity to total assets of 7.95%

IMPROVED ASSET QUALITY:

•	Non-performing loans represented 1.52% of total loans at quarter-end, a $3.4 million or 27.2% improvement, compared to the same quarter in 2009.

CANFIELD, Ohio (October 29, 2010) – Farmers National Banc Corp. (OTCBB: FMNB) today reported net income of $0.21 per diluted share for the quarter ended September 30, 2010, a 75% and 40% improvement when compared to the third quarter of 2009 and second quarter of 2010, respectively. Excluding pre-tax gains on sales of securities of $1.2 million realized in the third quarter 2010, net income was $2.1 million, a 34.8% and 3.1% improvement when compared to the third quarter of 2009 and second quarter of 2010, respectively. Total assets of $1.1 billion at September 30, 2010 increased 4.75% compared to September 30, 2009, driven by an increase in high quality core deposits of 19.5%. Additionally, tangible book value per share increased 11.4% to $6.17 per share as compared to $5.54 per share at September 30, 2009.

John S. Gulas, President and CEO, stated “Our pre-tax, pre-provision income increased to $5.4 million for the third quarter of 2010, which represents a 58% increase over the $3.4 million reported for the third quarter of 2009. This increase was driven by a 13.5%, increase in net interest income and a 47.3% increase in other income a result of our multiple strategies to grow income producing assets as well as fee income. The increase includes the gain on the sale of securities in the current quarter. Our third quarter 2010 net income results reflect the improving trend of profitability we have been experiencing during the second and first quarters of 2010. During the past two years, we have implemented a strategy to earn our way through the ‘Great Recession’ by adding income producing assets and fee income and by enhancing expense management and our loan review process. We continue to see the benefits of this strategy through our increased earnings power and improving asset quality trends that are better than many of our peers.”

Frank L. Paden, Executive Chairman of the Board, added “In these challenging and difficult times, we are very pleased to continue to improve our net interest margins, grow the Company in a profitable manner and maintain our asset quality ratios at manageable levels. Our management team and all employees continue to execute on the business plans for 2010 and are committed to make the necessary changes in the future to enhance the long-term shareholder value for the Company.”

For the nine months ended September 30, 2010, the Company reported net income of $5.7 million, a 17% increase from the $4.9 million for the same period in 2009. For the nine months ended September 30, 2010, the Company reported net income of $0.42 per diluted share, a 13.6% increase from the $0.37 per diluted share for the same period of 2009. Annualized returns on average assets and average equity equated to 0.74% and 9.08%, respectively, for the nine month period ended September 30, 2010, compared to 0.69% and 8.27% at this time in 2009. The increase in net income was primarily due to an increase in net interest income of $3.2 million during this period, compared to the same period in 2009, offset by a $2.8 million increase in provision for loan losses. The Company also recorded security gains of $1.2 million in the first nine months of 2010, compared to $507 thousand for the same period in 2009. The Company’s total assets reported at September 30, 2010 were $1.1 billion, an increase of 4.75%, compared to $1.0 billion in total assets recorded at September 30, 2009. Net loans were reported at $599.9 million at September 30, 2010, versus $604.8 million at the same time in 2009, a decrease of $5.0 million, or 0.8%. Over this same period, deposits increased $17.1 million, or 2.3%, from $743.9 million at September 30, 2009 to $761.0 million at September 30, 2010.

Stockholders’ equity totaled $91.1 million, or 8.56% of total assets, at September 30, 2010, an increase of $8.8 million, or 10.75%, compared to $82.3 million at September 30, 2009. The Company’s tangible book value increased 11.4% from $5.54 per share at September 30, 2009 to $6.17 per share at September 30, 2010. The increase in equity was a result of net income and mark to market adjustments in the Company’s investment securities, offset by cash dividends paid to stockholders during the past twelve months. Stockholders received a $0.03 per share cash dividend on September 30, 2010 and a total of $0.15 per share cash dividends paid in the past four quarters. Book value increased 9.4% from $6.11 per share at September 30, 2009 to $6.69 per share at September 30, 2010.

Net Interest Income -— Net interest income was $9.6 million for the third quarter of 2010, which compared to $8.5 million in the third quarter of 2009. This represents a 13.5% increase quarter over quarter. The annualized net interest margin to average earning assets on a fully taxable equivalent basis improved 28 basis points to 4.11% for the three months ended September 30, 2010, compared to 3.83% for the same period in the prior year. In comparing the two period quarters, yields on earning assets decreased 48 basis points, while the cost of interest bearing liabilities decreased 81 basis points.

On a year-to-date basis, net interest income improved to $27.6 million for the nine month period ended September 30, 2010, compared to $24.4 million for the same period in 2009. The annualized net interest margin to average earning assets on a fully taxable equivalent basis was 4.04% for the nine months ended September 30, 2010, compared to 3.90% for the same period in the prior year, an improvement of 14 basis points.

Noninterest Income -— Noninterest income was $3.7 million for the third quarter of 2010, which is a $1.1 million or 41.7%, improvement over results for the same quarter of 2009. The Company recognized gains on sales of securities of $1.2 million in the three months ended September 30, 2010 compared to a $2 thousand loss on sales of securities for the same period in the prior year. Excluding gains on sales of securities, noninterest income for the third quarter of 2010 would have declined by 2.8% when compared to the same quarter of 2009. Service charges on deposit accounts were $556 thousand for the current quarter, compared to $768 thousand in the same quarter in the prior year. This decline was primarily a result of a decline in overdraft fee income.

Noninterest income for the nine months ended September 30, 2010 was $8.8 million, compared to $6.4 million for the same period in 2009. The increase in noninterest income was primarily due to a $1.4 million increase in trust fee income and a $651 thousand increase in gains on sales of securities. Farmers Trust Company was purchased on March 31, 2009; therefore, the prior year’s results included only six months of income compared to nine months year to date in 2010. The addition of Farmers Trust Company, and its growth from $684.6 million in trust assets at September 30, 2009 to over $850 million in assets at September 30, 2010, complements our existing core retail and asset management services. Excluding gains on sales of securities, noninterest income for the nine months ended September 30, 2010 would have improved by 29.56% when compared to the same period of 2009.

Noninterest Expense -— Noninterest expense totaled $7.9 million for the third quarter of 2010, which is $272 thousand or 3.56% higher than the $7.6 million in the previous quarter. This increase is spread among several expense categories. The current period’s total noninterest expense of $7.9 million is $242 thousand or 3.15% higher than the $7.7 million reported for the same quarter in 2009. This increase was mainly the result of a $248 thousand increase in core processing charges.

Noninterest expense for the nine months ended September 30, 2010 was $23.1 million, compared to $21.7 million for the same period in 2009, representing an increase of $1.4 million, or 6.26%. The increase resulted from the inclusion of expenses associated with Farmers Trust Company throughout the first nine months of 2010. Because Farmers Trust Company was acquired on March 31, 2009, results for the first nine months of 2009 included only six months of expenses associated with its operations. Farmers Trust Company’s noninterest expense was $3.4 million for the first nine months of 2010, compared to $2.1 million reported for the same period in 2009.

The Company’s tax equivalent efficiency ratio for the nine month period ended September 30, 2010 was 62.50% compared to 67.48% for the same period in 2009. The improvement in the efficiency ratio was the result of the 13.2% improvement in net interest income and a $1.7 million increase in noninterest income, excluding gains on sales of securities.

Asset Quality -— Non-performing loans totaled $9.2 million at September 30, 2010, a decline of 7.5% and 8.9%, compared to June 30, 2010 and December 31, 2009, respectively. Non-performing loans equaled 1.52% of total loans at September 30, 2010, its lowest percentage since December 31, 2008. On September 30, 2010, the ratio of the allowance for loan losses (ALLL) to non-performing loans was 85%, compared to 83% in the preceding quarter, and 73% at December 31, 2009. At September 30, 2010, the ALLL/total loan ratio was 1.28% compared to 1.21% at December 31, 2009. The increase in this particular ratio was attributable to the loan loss provision expense in 2010 exceeding net charge-offs. At September 30, 2010, the ALLL balance was $7.8 million, up 5.2% from $7.4 million at December 31, 2009. For the three months ended September 30, 2010, management provided $1.5 million to the allowance for loan losses, a decrease of $100 thousand from the preceding quarter and a decrease of $50 thousand over the same three month period in the prior year. Net charge-offs for the quarter ending September 30, 2010 were $2.0 million compared to $980 thousand for the same period ending September 30, 2009. The increase in charge-offs is a reflection of the management team being aggressive in identifying deterioration of asset quality in the loan portfolio.

Farmers National Banc Corp. is the bank holding company for the Farmers National Bank of Canfield, Farmers National Insurance, LLC and Farmers Trust Company. Farmers’ operates sixteen banking offices throughout Mahoning, Trumbull and Columbiana Counties and two trust offices located in Youngstown and Howland. The bank offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.farmersbankgroup.com.

Non-GAAP Disclosure

This press release includes disclosures of our tangible common equity ratio and pre-tax pre-provision income, which are non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by generally accepted accounting principles in the United States (GAAP). The Company believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and the Company’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the period ended June 30, 2010, which have been filed with the Securities and Exchange Commission and are available on the Company’s website (www.farmersbankgroup.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. The Company does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries
Consolidated Financial Highlights
(Amounts in thousands, except per share data)

Consolidated Statements of Income	For the Three Months Ended					For the Nine Months Ended
	Sep. 30,	June 30,	March 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,	Percent
	2010	2010	2010	2009	2009	2010	2009	Change
Total interest income	$12,160	$12,099	$12,126	$12,803	$12,649	$36,385	$36,972	-1.6%
Total interest expense	2,545	2,923	3,312	3,957	4,178	8,780	12,590	-30.3%

Net interest income	9,615	9,176	8,814	8,846	8,471	27,605	24,382	13.2%
Provision for loan losses	1,500	1,600	2,778	3,000	1,550	5,878	3,050	92.7%
Other income	3,697	2,721	2,336	3,018	2,609	8,754	6,370	37.4%
Other expense	7,917	7,645	7,532	7,921	7,675	23,094	21,734	6.3%
Income before income taxes	3,895	2,652	840	943	1,855	7,387	5,968	23.8%
Income taxes	1,041	618	(7)	(2)	299	1,652	1,071	54.2%
Net income	$2,854	$2,034	$847	$945	$1,556	$5,735	$4,897	17.1%

Average shares outstanding	13,577	13,547	13,520	13,464	13,416	13,548	13,330
Pre-tax pre-provision income	$5,395	$4,252	$3,618	$3,943	$3,405	$13,265	$9,018
Basic and diluted earnings per share	0.21	0.15	0.06	0.07	0.12	0.42	0.37
Cash dividends	407	406	406	808	805	1,219	3,993
Cash dividends per share	0.03	0.03	0.03	0.06	0.06	0.09	0.30
Performance Ratios
Net Interest Margin (Annualized)	4.11%	4.02%	4.01%	3.94%	3.83%	4.04%	3.90%
Efficiency Ratio (Tax equivalent basis)	61.70%	62.15%	63.74%	65.71%	65.02%	62.50%	67.48%
Return on Average Assets (Annualized)	1.08%	0.79%	0.34%	0.37%	0.63%	0.74%	0.69%
Return on Average Equity (Annualized)	12.95%	9.78%	4.16%	4.81%	7.79%	9.08%	8.27%
Dividends to Net Income	14.26%	19.96%	47.93%	85.50%	51.74%	21.26%	81.54%
Consolidated Statements of Financial Condition
	Sep. 30,	June 30,	March 31,	Dec. 31,	Sep. 30,
	2010	2010	2010	2009	2009

Assets
Cash and cash equivalents	$70,049	$35,638	$69,894	$51,160	$45,152
Securities available for sale	345,298	324,681	316,370	309,368	320,781
Loans	607,649	613,259	609,135	609,395	612,052
Less allowance for loan losses	7,785	8,255	8,220	7,400	7,210

Net Loans	599,864	605,004	600,915	601,995	604,842

Other assets	49,103	49,481	53,032	52,285	45,276

Total Assets	$1,064,314	$1,014,804	$1,040,211	$1,014,808	$1,016,051

Liabilities and Stockholders’ Equity
Deposits	$761,025	$760,679	$776,795	$777,552	$743,899
Other interest-bearing liabilities	199,956	163,191	177,725	153,081	186,272
Other liabilities	12,232	3,943	3,434	3,547	3,621

Total liabilities	973,213	927,813	957,954	934,180	933,792
Stockholders’ Equity	91,101	86,991	82,257	80,628	82,259

Total Liabilities
and Stockholders’ Equity	$1,064,314	$1,014,804	$1,040,211	$1,014,808	$1,016,051

Period-end shares outstanding	13,610	13,577	13,546	13,520	13,463
Book value per share	$6.69	$6.41	$6.07	$5.96	$6.11
Tangible book value per share	6.17	5.88	5.53	5.41	5.54
Capital and Liquidity
Total Capital to Risk Weighted Assets (a)	12.87%	12.49%	12.15%	12.03%	11.91%
Tier 1 Capital to Risk Weighted Assets (a)	11.66%	11.24%	10.89%	10.87%	10.77%
Tier 1 Capital to Average Assets (a)	7.19%	7.06%	7.04%	6.87%	7.12%
Equity to Asset Ratio	8.56%	8.57%	7.91%	7.95%	8.10%
Tangible Common Equity Ratio	7.95%	7.92%	7.25%	7.26%	7.40%
Net Loans to Assets	56.36%	59.62%	57.77%	59.32%	59.53%
Loans to Deposits	79.85%	80.62%	78.42%	78.37%	82.28%
Asset Quality
Non-performing loans	9,207	9,954	10,740	10,103	12,640
Other Real Estate Owned	326	145	77	374	329
Non-performing assets	9,533	10,099	10,817	10,477	12,969
Loans 30 - 90 days delinquent	5,888	5,652	6,076	9,212	4,599
Charged-off loans	2,122	1,690	2,105	2,914	1,094
Recoveries	152	125	147	104	114
Net Charge-offs	1,970	1,565	1,958	2,810	980
Annualized Net Charge-offs to
Average Net Loans Outstanding	1.31%	1.04%	1.30%	1.86%	0.66%
Allowance for Loan Losses to Total Loans	1.28%	1.35%	1.35%	1.21%	1.18%
Non-performing Loans to Total Loans	1.52%	1.62%	1.76%	1.66%	2.07%
Allowance to Non-performing Loans	84.56%	82.93%	76.54%	73.25%	57.04%
Non-performing Assets to Total Assets	0.90%	1.00%	1.04%	1.03%	1.28%

(a) September 30, 2010 ratio is estimated
Unaudited
Reconciliation of Common Stockholders’ Equity to Tangible Common Equity
	Sep. 30,	June 30,	March 31,	Dec. 31,	Sep. 30,
	2010	2010	2009	2009	2009

Stockholders’ Equity	$91,101	$86,991	$82,257	$80,628	$82,259
Less Goodwill and other intangibles	7,065	7,210	7,355	7,500	7,621

Tangible Common Equity	$84,036	$79,781	$74,902	$73,128	$74,638

Reconciliation of Total Assets to Tangible Assets
	Sep. 30,	June 30,	March 31,	Dec. 31,	Sep. 30,
	2010	2010	2009	2009	2009

Total Assets	$1,064,314	$1,014,804	$1,040,211	$1,014,808	$1,016,051
Less Goodwill and other intangibles	7,065	7,210	7,355	7,500	7,621

Tangible Assets	$1,057,249	$1,007,594	$1,032,856	$1,007,308	$1,008,430

Reconciliation of Income Before Taxes to Pre-Tax Pre-Provision Income
	For the Three Months Ended					For the Nine Months Ended
	Sep. 30,	June 30,	March 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
	2010	2010	2010	2009	2009	2010	2009

Income before income taxes	$3,895	$2,652	$840	$943	$1,855	$7,387	$5,968
Provision for loan losses	1,500	1,600	2,778	3,000	1,550	5,878	3,050

Pre-tax pre-provision income	$5,395	$4,252	$3,618	$3,943	$3,405	$13,265	$9,018